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                                                                    EXHIBIT 23.5

                 [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]





                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.


As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the S-4 Registration Statement to be filed with the Securities and Exchange Commission on December 7, 2001, of information from our reserve report with respect to the oil and gas reserves of Chesapeake Energy Corporation dated as of December 31, 2000 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                       LEE KEELING AND ASSOCIATES, INC.


                                       By:  /s/ KENNETH RENBERG
                                          -------------------------------
                                          Kenneth Renberg, Vice President



Tulsa, Oklahoma
December 7, 2001